UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 12, 2009, the Mesa Offshore Trust (the “Trust”) issued a press release announcing that final bids were received on November 11, 2009, and the sale of West Delta 61 in a public auction will be made to Emerald Energy, the highest bidder, for a purchase price of $700,000.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The sale of this asset was completed by the Trust’s receipt of net proceeds (after deducting a commission to a third party and other sale-related expenses) of approximately $654,661 on December 2, 2009, with an effective date for the consummation of the sale of December 1, 2009.  This asset has been sold in connection with the termination and liquidation of the Trust.

Item 9.01  Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit 99.1	Mesa Offshore Trust Press Release dated November 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA OFFSHORE TRUST

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: December 8, 2009	By:	/s/ MIKE ULRICH
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A.,
as attorney-in-fact for the Trustee

EXHIBIT INDEX

Exhibit 99.1	Mesa Offshore Trust Press Release dated November 12, 2009.